SCHEDULE II
           INFORMATION WITH RESPECT TO
      TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
       SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-RAYTECH CORP

                    GAMCO INVESTORS, INC.
                                 4/19/01           32,100             2.4868
                                 4/19/01            1,500             2.7000
                    GABELLI ADVISERS, INC.
                                 4/20/01            6,000             2.7250
                                 4/19/01            5,000             2.6000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.